     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1999


                                                      REGISTRATION NO. 333-60355
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             AIMCO PROPERTIES, L.P.
           (Exact name of co-registrant as specified in its charter)

                   MARYLAND                                      84-1259577
                   DELAWARE                                      84-1275621
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification Number)
               or organization)
    1873 SOUTH BELLAIRE STREET, 17TH FLOOR                    PETER KOMPANIEZ
            DENVER, COLORADO 80222                               PRESIDENT
                (303) 757-8101                     1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                                           DENVER, COLORADO 80222
                                                               (303) 757-8101
                                                            FAX: (303) 753-9538
 (Address, including zip code, and telephone      (Name, address, including zip code, and
                   number,                                   telephone number,
   including area code, of co-registrants'       including area code, of agent for service)
         principal executive offices)

                             ---------------------

                                    Copy to:

                              JONATHAN L. FRIEDMAN
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000
                              FAX: (213) 687-5600

                             ---------------------

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


     At the time it was declared effective, this Registration Statement included 91 prospectus supplements relating to exchange offers for units of limited partnership interest in 90 different partnerships. Exchange offers for 34 of these partnerships have been commenced and the prospectus supplements relating to such exchange offers have been filed with the SEC in their final form pursuant to Rule 424(b) of the Securities Act of 1933. These partnerships are set forth below:



Baywood Apartments, Ltd.


Buccaneer Trace Limited Partnership


Burgundy Court Associates, L.P.


Calmark/Fort Collins, Ltd.


Catawba Club Associates, L.P.


Cedar Tree Investors Limited Partnership


Chapel Hill, Limited


Coastal Commons Limited Partnership


Four Quarters Habitat Apartment Associates, Ltd.


Georgetown of Columbus Associates, L.P.


La Colina Partners, Ltd.


Lake Eden Associates, L.P.


Landmark Associates, Ltd.


Northbrook Apartments, Ltd.


Orchard Park Apartments Limited Partnership


Park Towne Place Associates Limited Partnership


Quail Run Associates, L.P.


Ravensworth Associates Limited Partnership


Rivercreek Apartments Limited Partnership


Rivercrest Apartments, Ltd.


Salem Arms of Augusta Limited Partnership


Shaker Square, L.P.


Shannon Manor Apartments, a Limited Partnership


Sharon Woods, L.P.


Snowden Village Associates, L.P.


Sturbrook Investors, Ltd.


Sycamore Creek Associates, L.P.


Texas Residential Investors Limited Partnership


Thurber Manor Associates, L.P.


Villa Nova, Limited Partnership


Walker Springs, Limited


Wingfield Investors Limited Partnership


Woodmere Associates, L.P.


Yorktown Towers Associates



     The Registrants have determined not to proceed with the exchange offers for the remaining partnerships and hereby withdraw from the Registration Statement the prospectus supplements for the following partnerships:


Angeles Income Properties, Ltd. II
Angeles Income Properties, Ltd. III
Angeles Income Properties, Ltd. IV
Angeles Income Properties, Ltd. 6
Angeles Opportunity Properties, Ltd.
Angeles Partners VII
Angeles Partners VIII
Angeles Partners IX
Angeles Partners X
Angeles Partners XI
Angeles Partners XII
Angeles Partners XIV
Brampton Associates Limited Partnership
Casa Del Mar Associates Limited Partnership
Century Properties Fund XIX
Century Properties Fund XVI
Century Properties Fund XVIII
Century Properties Growth Fund XXII
Chestnut Hill Associates Limited Partnership
Consolidated Capital Institutional Properties/3
Consolidated Capital Institutional Properties/2
Consolidated Capital Properties III
Consolidated Capital Properties IV
Consolidated Capital Properties V
Consolidated Capital Properties VI
Davidson Diversified Real Estate I, L.P.
Davidson Diversified Real Estate II, L.P.
Davidson Diversified Real Estate III, L.P.
Davidson Growth Plus, L.P.
Davidson Income Real Estate L.P.
DFW Apartment Investors Limited Partnership
DFW Residential Investors Limited Partnership
Drexel Burnham Lambert Real Estate Associates II
Fox Strategic Housing Income Partners
HCW Pension Real Estate Fund Limited
Partnership
Investors First-Staged Equity
Johnstown/Consolidated Income Partners
Minneapolis Associates Limited Partnership
Multi-Benefit Realty Fund '87-1-Class A
Multi-Benefit Realty Fund '87-1-Class B
National Property Investors 8
Olde Mill Investors Limited Partnership
Riverside Park Associates L.P.
Shearson/Calmark Heritage Park II, Ltd.
Shelter Properties III
Shelter Properties IV
Shelter Properties VI
Shelter Properties VII Limited Partnership
Springhill Lake Investors Limited Partnership
United Investors Growth Properties
United Investors Growth Properties II
United Investors Income Properties
U.S. Realty Partners Limited Partnership
Winrock-Houston Limited Partnership
Winthrop Apartment Investors Limited Partnership
Winthrop Growth Investors 1 Limited Partnership


Winthrop Texas Investors Limited Partnership

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28th day of June, 1999.


                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY

                                            By:   /s/ PETER K. KOMPANIEZ
                                              ----------------------------------
                                                     Peter K. Kompaniez,
                                                 Vice Chairman and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief Executive       June 28, 1999
-----------------------------------------------------    Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President        June 28, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and          June 28, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

               /s/ RICHARD S. ELLWOOD*                 Director                           June 28, 1999
-----------------------------------------------------
                 Richard S. Ellwood

                /s/ J. LANDIS MARTIN*                  Director                           June 28, 1999
-----------------------------------------------------
                  J. Landis Martin

                /s/ THOMAS L. RHODES*                  Director                           June 28, 1999
-----------------------------------------------------
                  Thomas L. Rhodes

                 /s/ JOHN D. SMITH*                    Director                           June 28, 1999
-----------------------------------------------------
                    John D. Smith

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
       Peter K. Kompaniez, as Attorney-in-Fact
          for each of the persons indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28th day of June, 1999.


                                            AIMCO PROPERTIES, L.P.

                                            By: AIMCO-GP, INC.
                                                its General Partner


                                            By:   /s/ PETER K. KOMPANIEZ
                                              ----------------------------------
                                                     Peter K. Kompaniez,
                                                 Vice Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief                 June 28, 1999
-----------------------------------------------------    Executive Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President        June 28, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and          June 28, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
     Peter K. Kompaniez, as Attorney-in-Fact for
            each of the persons indicated